 QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2000

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-1424 (Commission file number)	41-0743912 (IRS employer identification no.)
12501 Whitewater Drive, Minnetonka, Minnesota (Address of principal executive offices)		55343 (Zip code)

Registrant's telephone number, including area code: (952) 938-8080

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 4 Pages

Item 2. Acquisition or Disposition of Assets.

    On July 26, 2000, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), completed its acquisition of Centigram Communications Corporation, a Delaware corporation ("Centigram"), pursuant to an Agreement and Plan of Merger dated June 9, 2000 and amended on June 29, 2000 (the "Merger Agreement"), as a result of which Centigram became a wholly owned subsidiary of ADC. The aggregate purchase price paid by ADC for all Centigram shares and options outstanding was approximately $200 million. ADC funded the acquisition through a combination of cash on hand and use of a credit facility available for general corporate purposes.

    As previously announced by Centigram, Centigram has entered into an agreement with the court-appointed receiver for Credit Bancorp, Ltd., which provides for the return of 900,000 treasury shares deposited by Centigram with Credit Bancorp in exchange for a cash payment of approximately $12.1 million. The court supervising the Credit Bancorp receivership approved the agreement on June 14, 2000. The period during which a party may appeal the court's order is expected to expire on or about August 22, 2000. Because the appeal period had not expired as of the closing date, the per share amount paid to Centigram's stockholders was calculated as if the 900,000 shares were outstanding, resulting in a cash payment of $24.12 per share to Centigram's stockholders, and $21,708,000 ($24.12 per share multiplied by 900,000 shares) in cash was placed in escrow until expiration of the appeal period or resolution of the outstanding issues relating to Centigram's treasury shares. The net amount remaining in escrow after recovery of all the treasury shares and resolution of any outstanding treasury share issues will be paid to the former Centigram stockholders and stock option holders.

    Centigram designs, manufactures and markets unified communications, messaging, Internet- and WAP-enabled call management services to wireless, wireline and Internet service providers. ADC intends to use the assets of Centigram's business substantially as previously used.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 9, 2000, among ADC Telecommunications, Inc., Poundstone Acquisition Corp. and Centigram Communications Corporation.
2.2	First Amendment to Agreement and Plan of Merger, dated June 29, 2000, among ADC Telecommunications, Inc., Poundstone Acquisition Corp. and Centigram Communications Corporation.
2.3	Escrow Agreement, dated July 26, 2000, among ADC Telecommunications, Inc., Centigram Communications Corporation, Wells Fargo Bank Minnesota, N.A. and Robert L. Puette.

Page 2 of 4 Pages

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2000

ADC TELECOMMUNICATIONS, INC.
By:	/s/ JEFFREY D. PFLAUM Jeffrey D. Pflaum Vice President and Secretary

Page 3 of 4 Pages

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 9, 2000, among ADC Telecommunications, Inc., Poundstone Acquisition Corp. and Centigram Communications Corporation.
2.2	First Amendment to Agreement and Plan of Merger, dated June 29, 2000, among ADC Telecommunications, Inc., Poundstone Acquisition Corp. and Centigram Communications Corporation.
2.3	Escrow Agreement, dated July 26, 2000, among ADC Telecommunications, Inc., Centigram Communications Corporation, Wells Fargo Bank Minnesota, N.A. and Robert L. Puette.

Page 4 of 4 Pages

QuickLinks

INDEX TO EXHIBITS